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                                                       EXHIBIT 5.1


                                            July 2, 1999

Wyndham International, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207

Ladies and Gentlemen:

         Re:      REGISTRATION STATEMENT ON FORM S-8

         We are familiar with the proceedings taken by Wyndham International, Inc., a Delaware corporation (the "Company"), with respect to 20,000,000 shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Shares") to be offered and sold from time to time pursuant to the Amended and Restated Wyndham International, Inc. 1997 Incentive Plan and the Wyndham International Employee Savings & Retirement Plan (together, the "Plans"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") to effect the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with rendering this opinion, we have examined the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, such records of the corporate proceedings of the Company as we deemed material, the Registration Statement, the Plans, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plans and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, The Commonwealth of Massachusetts and the Delaware General Corporation Law.

         This opinion is intended solely for your use in the above-described transaction and may not be reproduced or relied upon by any other person for any purpose without the express written consent of the undersigned.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /S/ GOODWIN, PROCTER & HOAR  LLP

                                    GOODWIN, PROCTER & HOAR  LLP